EXHIBIT 99.2





                        [LOGO OF AMERICAN EXPRESS]




                                    2002
                          FOURTH QUARTER/FULL YEAR
                            EARNINGS SUPPLEMENT







     THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") FOURTH QUARTER/FULL YEAR 2002 EARNINGS RELEASE.


  ---------------------------------------------------------------------------
     THIS SUMMARY CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 27 HEREIN AND IN THE COMPANY'S 2001 10-K ANNUAL REPORT, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
  ---------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2002
                                  HIGHLIGHTS


o The Company achieved fourth quarter diluted EPS of $0.52 compared with $0.22 last year. GAAP revenues increased 6%. For the trailing 12 months, ROE was 21%.

   - Comparisons with last year's results benefited from two 4Q '01 items:
     --The 4Q '01 restructuring charges of $279MM pre-tax ($179MM after-tax);
       and
     --Goodwill amortization of $31MM pre-tax ($24MM after-tax) in 4Q '01. Due to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142 in 2002, no goodwill amortization occurred in 4Q '02.

   - Negatively impacting the comparison with last year was:
     --A 4Q '02 net pre-tax restructuring charge of $14MM ($9MM after-tax) reflecting additional charges at TRS of $15MM pre-tax, offset in part by a net $1MM pre-tax benefit primarily due to adjustments to last year's aggregate restructuring charge reserve at AEB.

o  Compared with the fourth quarter of 2001:

   - Worldwide billed business increased 13% on the continuation of relatively strong consumer spending, and improvements in both small business and corporate spending comparisons to last year's depressed levels.

   - TRS' worldwide lending balances on a managed asset basis of $39.8B were up 10%, while on an owned basis, loans of $22.6B increased 8%;

   - Worldwide cards in force of 57.3MM increased 4%, up 2.1MM from last year and 900K in 4Q '02; and,

   - AEFA assets owned, managed and administered of $231B were down 9% vs. last year on asset depreciation and, to a lesser extent, net asset outflows.

o  Additional items of note included:

   - Marketing and promotion costs at TRS increased 31% versus 4Q '01 as more proactive business building activities were implemented. Improved metric performance during the quarter reflects the benefits of this increased spending over recent quarters.

   - Lower funding costs provided substantial benefits through improved spreads and a 25% reduction in charge card interest expense during the quarter. For the year, lower funding costs provided over $500MM of benefits.

   - Card credit quality remained well controlled and reserve coverage ratios remained strong.

   - AEFA equity portfolio performance improved as, on an asset-weighted basis, 69% of equity assets in portfolios were above the mean for 2002 versus 50% in 2001.

   - The Company's reengineering initiatives continued to provide substantial year over year expense comparison benefits. Compared with 12/31/00, the total employee count is down 13,400, or 15%.

   - The presentation of the Consolidated and TRS GAAP revenues was revised in 1Q '02 to better highlight the impact of securitizations through the reclassification of the related effects from lending finance charge and other revenues to a separate Securitization Income line item. This presentation revision does not impact total GAAP revenues or the TRS managed basis information. Restated information for the past three years was filed with the SEC concurrent with distribution of the 1Q '02 earnings release. All prior period information contained within the 4Q '02 earnings release and earnings supplement has been restated to conform to this presentation.

                          AMERICAN EXPRESS COMPANY
                            FOURTH QUARTER 2002
                            HIGHLIGHTS (CONT'D)


o American Express continued to invest in growth opportunities through expanded products and services. During the quarter, we:

   - Launched the American Express Gift Card that can be used for purchases at any retailer in the U.S. that accepts the American Express Card until the funds are depleted and, since the recipient's name is embossed on it, offers additional security against loss or theft;

   - Reached an agreement with American Airlines to provide American Express Corporate Travel customers in North America with access to all publicly available American Airlines fares, including web fares;

   - Signed a network partnership agreement with Bank of New Zealand to begin offering classic and gold BNZ American Express credit cards, and GlobalPlus American Express classic and gold credit cards;

   - Appointed Lotte Card, Ltd., one of the largest conglomerates in Korea, as American Express' new card-issuing and merchant-acquiring partner in Korea; and

   - At AEFA:
     -- Launched two new subadvised international equity funds:
        - AXP Partners International Small Cap Fund: co-subadvised by Wellington Management Co. and Templeton Investment Counsel; and
        - AXP Partners International Core Fund: co-subadvised by Putnam Investments and The Boston Company Asset Management; and
     -- Began offering a new large cap growth equity product, Growth Spectrum
        Advisors III, to institutional clients.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                                CONSOLIDATED

(Preliminary)
                        CONDENSED STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

                                                                       Quarters Ended                    Percentage
(millions)                                                             December 31,                      Inc/(Dec)
                                                               --------------------------------      --------------------
                                                                    2002                  2001
                                                                    ----                  ----
Revenues:
     Discount revenue                                             $2,122                $1,913               11%
     Interest and dividends, net                                     816                   777                5
     Management and distribution fees                                528                   603              (13)
     Net card fees                                                   435                   426                2
     Travel commissions and fees                                     369                   334               11
     Cardmember lending net finance charge revenue                   382                   395               (3)
     Securitization income                                           518                   384               35
     Other                                                         1,026                 1,039               (1)
                                                                   -----              --------
          Total revenues                                           6,196                 5,871                6
                                                                   -----                 -----
Expenses:
     Human resources                                               1,379                 1,412               (2)
     Provision for losses and benefits                             1,250                 1,330               (6)
     Marketing and promotion                                         397                   304               30
     Interest                                                        270                   342              (21)
     Restructuring charges                                            14                   279              (95)
     Other                                                         1,937                 1,857                4
                                                                   -----                 -----
          Total expenses                                           5,247                 5,524               (5)
                                                                   -----                 -----
Pretax income                                                        949                   347                #
Income tax provision                                                 266                    50                #
                                                                   -----                 -----
Net income                                                         $ 683                 $ 297                #
                                                                   =====                 =====
EPS:
      Basic                                                        $0.52                 $0.22                #
                                                                   =====                 =====
      Diluted                                                      $0.52                 $0.22                #
                                                                   =====                 =====

# Denotes variance in excess of 100%.

o  Net income more than doubled.
     - 4Q '02 includes a net pre-tax restructuring charge of $14MM ($9MM after-tax) at TRS and AEB.
     - 4Q '01 includes restructuring charges of $279MM pre-tax ($179MM after-tax).

o CONSOLIDATED REVENUES: Revenues increased 6% due to greater discount revenues, higher securitization income, larger interest and dividend revenues and improved travel revenues. These items were partially offset by lower management and distribution fees. Consolidated revenue growth included 8% growth at TRS and a 13% increase at AEB, while AEFA revenues were flat versus last year.

o CONSOLIDATED EXPENSES: Expenses were down 5%, but, excluding restructuring charges, decreased slightly reflecting lower charge card funding costs, a decline in human resource expenses, reduced provision costs and the benefits of reengineering activities and expense control initiatives. These decreases were offset by higher other operating expenses and increased marketing costs. Consolidated expenses reflected a 6% decline at TRS, while AEFA and AEB each rose 1% versus last year.

o The pretax margin was 15.3% in 4Q '02 versus 16.2% in 3Q '02 and 5.9% in 4Q '01.

o  The effective tax rate was 28% in 4Q '02 and 3Q '02, and 14% in 4Q '01.

o Since September 11, 2001, the company incurred costs related to the terrorist attacks of approximately $198MM, which are expected to be substantially covered by insurance and,consequently, did not impact results. These costs include the duplicate facilities and equipment associated with the relocation of the company's offices in lower Manhattan and certain other business recovery expenses. Costs associated with the damage to the company's offices, extra operating expenses and business interruption losses are still being evaluated.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                           CONSOLIDATED (CONT'D)


o SHARE REPURCHASES: The share repurchase program resumed in June, after being suspended at the end of 2Q '01. However, during the quarter, the company elected to prepay $600MM of the aggregate amount outstanding under its third-party purchase agreements in lieu of open market share repurchases. This resulted in the repurchase of 16.7MM shares.
   - During 4Q '02, the Board authorized repurchases of up to an additional 120MM shares. Since the inception of repurchase programs in September 1994, 390MM shares have been acquired under Board authorizations to repurchase up to 570MM shares, including purchases made under the agreements with third parties.

                                                                 Millions of Shares
                                                 --------------------------------------------------
     -    AVERAGE SHARES:                            4Q '02           3Q '02            4Q '01
                                                     ------           ------            ------
           Basic                                      1,309            1,323             1,329
                                                     ======            =====             =====
           Diluted                                    1,317            1,330             1,336
                                                     ======            =====             =====

     -    ACTUAL SHARES:
           Shares outstanding - beginning
             of period                                1,325            1,332             1,336
           Repurchase of common shares                    -              (13)                -
           Prepayments - 3rd party share
             purchase agreements                        (17)               -                 -
           Net settlements - 3rd party share
             purchase agreements                         (5)               6                (8)
           Employee benefit plans, compensation
             and other                                    2                -                 3
                                                      -----           ------             -----
           Shares outstanding - end of period         1,305           1,325              1,331
                                                      =====           ======             =====

o  SUPPLEMENTAL  INFORMATION - MANAGED NET REVENUES:
   The following supplemental revenue information is presented on the basis used by management to evaluate operations. It differs in two respects from the GAAP basis revenues, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP). First, revenues are presented as if there had been no asset securitizations at Travel Related Services (TRS). This format is generally termed on a "managed basis," as further discussed in the TRS section of this Earnings Supplement. Second, revenues are also shown net of American Express Financial Advisors' (AEFA) provisions for annuities, insurance and investment certificates products, which are essentially spread businesses, as further discussed in the AEFA section. A reconciliation of consolidated revenues from a GAAP to managed net basis is as follows:

   (millions)                                                       Percentage
                                          4Q '02       4Q '01        Inc/(Dec)
                                          ------       ------       ----------
   GAAP revenues                         $ 6,196       $5,871          6%
      Effect of TRS securitizations          224          220
      Effect of AEFA provisions             (539)        (502)
                                         -------      -------
   Managed net revenues                  $ 5,881      $ 5,590          5%
                                         =======      =======

   - Consolidated net revenues on a managed basis increased 5% versus last year, due to greater discount revenues, higher lending spreads and loan balances, and improved travel revenues. These items were partially offset by lower management and distribution fees.


                            CORPORATE AND OTHER


o The net expense of $44MM in 4Q '02 compared with $43MM in 3Q '02 and $45MM in 4Q '01.
   - 4Q '01 included $3MM ($2MM after-tax) of restructuring charges.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                          TRAVEL RELATED SERVICES

(Preliminary)
                             STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

                                                                        Quarters Ended                       Percentage
(millions)                                                               December 31,                         Inc/(Dec)
                                                            ---------------------------------------      -------------------
                                                                      2002                    2001
                                                                      ----                    ----
Net revenues:
     Discount revenue                                               $2,122                  $1,913               11%
     Net card fees                                                     435                     426                2
     Lending:
       Finance charge revenue                                          514                     568                (9)
       Interest expense                                                132                     173              (24)
                                                                       ---                     ---
         Net finance charge revenue                                    382                     395               (3)
     Travel commissions and fees                                       369                     334               10
     TC investment income                                               94                      94                -
     Securitization income                                             518                     384               35
     Other revenues                                                    745                     761               (2)
                                                                       ---                     ---
         Total net revenues                                          4,665                   4,307                8
                                                                     -----                   -----
Expenses:
     Marketing and promotion                                           371                     282               31
     Provision for losses and claims:
       Charge card                                                     237                     343              (31)
       Lending                                                         414                     381                8
       Other                                                            26                      81              (68)
                                                                        --                      --
         Total                                                         677                     805              (16)
                                                                       ---                     ---
     Charge card interest expense                                      252                     339              (25)
     Human resources                                                   852                     918               (7)
     Other operating expenses                                        1,704                   1,548               10
     Restructuring charges                                              15                     219              (93)
                                                                       ---                     ---
         Total expenses                                              3,871                   4,111               (6)
                                                                     -----                   -----
Pretax income                                                          794                     196                #
Income tax provision                                                   244                      26                #
                                                                       ---                      --
Net income                                                            $550                    $170                #
                                                                      ====                    ====

# Denotes variance in excess of 100%.


o  Net income more than tripled.
   - 4Q '02 includes a net pre-tax charge of $15MM ($10MM after-tax) of additional charges related to last year's restructuring activities.
   - 4Q '01 results reflect the effect of the $219MM pre-tax ($140MM after-tax) restructuring charge.

o The pretax margin was 17.0% in 4Q '02 versus 18.2% in 3Q '02 and 4.6% in 4Q '01.

o The effective tax rate was 31% in 4Q '02 and 3Q '02, and 13% in 4Q '01. The rate variance versus last year reflects the relative size of the Travelers Cheque tax benefit contribution during each quarter.

o IMPACT OF SECURITIZATIONS: During 4Q '02 and 4Q '01, there were no new Cardmember lending securitization transactions. The average balance of Cardmember lending securitizations was $17.2B in 4Q '02 versus $15.1B in 4Q '01.
   - SECURITIZATION INCOME increased 35% in 4Q '02 as a result of a higher average balance of cardmember lending securitizations and improved spreads.
       -- Securitization income represents revenue associated with retained and subordinated interests in securitized loans, servicing income from loans sold and gains recorded at the time of securitization.
   - NET FINANCE CHARGE REVENUE decreased 3%, reflecting the impact of lower interest rates and the mix of accounts in the owned portfolio, partially offset by a slight increase in the average balance of the owned portfolio for the period.
   - OTHER REVENUES decreased 2% as a result of significantly lower interest income on investment and liquidity pools held within card funding vehicles, partially offset by larger insurance premiums.
   - LENDING PROVISION rose 8% reflecting overall growth in loans outstanding and continued uncertainty in the economic environment.
   - All of the above GAAP basis items reflect the owned portfolio only.
     "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2002 Earnings Release on the TRS Selected Statistical Information page.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                      TRAVEL RELATED SERVICES (CONT'D)

SUPPLEMENTAL INFORMATION - MANAGED BASIS: The following supplemental table includes information on both a GAAP basis and a "managed" basis. Managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized Cardmember loans and related income effects are reflected in the Company's balance sheet and income statement, respectively.

The Company presents TRS information on a managed basis because that is the way the Company's management views and manages the business. The reason this approach is used by management, and why it is important to investors, is because a full picture of trends in the Company's Cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized Cardmember loans. Asset securitization is just one of several ways for the Company to fund Cardmember loans.

Use of a managed basis presentation, including non-securitized and securitized Cardmember loans, presents a more accurate picture of the key dynamics of the Cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. For example, irrespective of the mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire Cardmember lending portfolio because they are more representative of the economics of the aggregate Cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of Cardmember loans and related revenue to determine changes in market share, which are all significant metrics in evaluating the Company's performance and which can only be properly assessed when all non-securitized and securitized Cardmember loans are viewed on a managed basis.


The following table compares and reconciles the GAAP basis TRS income statements to the managed basis information, where different.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Effect of Securitizations (unaudited)
                                                                             -------------------------------------------------------
 (preliminary, millions)
                                            GAAP Basis (unaudited)               Securitization         Managed Basis
                                                                                     Effect
                                      -----------------------------------    ---------------------- --------------------------------
                                                            Percentage                                                   Percentage
Quarters Ended December 31,                2002       2001  Inc/(Dec)            2002      2001         2002      2001    Inc/(Dec)
                                      -----------------------------------    ---------------------- --------------------------------
Net revenues:
  Discount revenue                       $2,122     $1,913        11%
  Net card fees                             435        426         2
  Lending:
    Finance charge revenue                  514        568        (9)            $641      $588       $1,155    $1,156         -%
    Interest expense                        132        173       (24)              89       116          221       289       (24)
                                      -----------------------------------    ---------------------- --------------------------------
      Net finance charge revenue            382        395        (3)             552       472          934       867         8
  Travel commissions and fees               369        334        10
  TC investment income                       94         94         -
  Securitization income                     518        384        35             (518)     (384)           -         -         -
  Other revenues                            745        761        (2)             190       132          935       893         5
                                      -----------------------------------    ---------------------- --------------------------------
        Total net revenues                4,665      4,307         8              224       220        4,889     4,527         8
                                      -----------------------------------    ---------------------- --------------------------------
Expenses:
  Marketing and promotion                   371        282        31
  Provision for losses and claims:
    Charge card                             237        343       (31)
    Lending                                 414        381         8              227       224          641       605         6
    Other                                    26         81       (68)
                                      -----------------------------------    ---------------------- --------------------------------
      Total                                 677        805       (16)             227       224          904     1,029       (12)
  Charge card interest expense              252        339       (25)              (3)       (4)         249       335       (26)
  Human resources                           852        918        (7)
  Other operating expenses                1,704      1,548        10
  Restructuring charges                      15        219       (93)
                                      -----------------------------------    ---------------------- --------------------------------
        Total expenses                    3,871      4,111        (6)            $224      $220       $4,095    $4,331       (5)
                                      -----------------------------------    ---------------------- --------------------------------
Pretax income                               794        196         #
Income tax provision                        244         26         #
                                      -----------------------------------    ---------------------- --------------------------------
Net income                                 $550       $170         #
                                      -----------------------------------    ---------------------- --------------------------------

# Denotes variance in excess of 100%.

The following discussion addresses results on a managed basis.

o Managed basis revenue rose 8% from higher Cardmember spending, increased cards in force, larger lending revenues and greater travel commissions and fees.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                      TRAVEL RELATED SERVICES (CONT'D)


o The 5% lower managed basis expenses reflect lower interest costs, decreased human resource expenses, reduced provisions for losses and cost control initiatives, partially offset by greater marketing and promotion costs and increased operating expenses.

o  DISCOUNT  REVENUE:
   A 13% increase in billed business and a lower discount rate yielded an 11%increase in discount revenue.
     - The average discount rate was 2.62% in 4Q '02 versus 2.63% in 3Q '02 and 2.66% in 4Q '01. The decline reflects the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.),
       -- We believe the AXP value proposition is strong. However, as indicated in prior quarters, continued changes in the mix of business, volume related pricing discounts and selective repricing initiatives will probably result in some rate erosion over time.

                                                                            Quarters Ended                   Percentage
                                                                             December 31,                     Inc/(Dec)
                                                                   ----------------------------------      ----------------
                                                                           2002               2001
                                                                           ----               ----
      Card billed business (billions):
           United States                                                  $62.9              $55.8                 13%
           Outside the United States                                       21.2               18.6                  14
                                                                         ------               ----
           Total                                                          $84.1              $74.4                  13
                                                                          =====              =====

      Cards in force (millions):
           United States                                                   35.1               34.6                   2
           Outside the United States                                       22.2               20.6                   8
                                                                           ----               ----
           Total                                                           57.3               55.2                   4
                                                                           ====               ====

      Basic cards in force (millions):
           United States                                                   26.9               26.8                   -
           Outside the United States                                       18.3               15.6                   8(b)
                                                                           ----               ----
           Total                                                           45.2               42.4                   4(b)
                                                                           ====               ====

      Spending per basic card in force (dollars) (a):
           United States                                                 $2,346             $2,073                  13
           Outside the United States                                     $1,426             $1,469                   8(b)
           Total                                                         $2,050             $1,897                  11(b)

     (a) Proprietary card activity only.
     (b) At September 30, 2002, 1.5MM of Canadian lending cards previously classified as "supplemental cards" were included in basic cards in force, as they were issued under a stand-alone offer. The impact on 4Q '01 reported results would be to increase basic cards in force outside the U.S. to 16.8MM and decrease spending per basic card in force worldwide to $1,839 and outside the U.S. to $1,325. The reported growth rates are calculated assuming the additional cards were included in both periods.

     - BILLED  BUSINESS:
       ----------------
       The 13% increase in billed business resulted from growth in cards in force and higher spending per basic Cardmember worldwide.
       -- U.S. billed business was up 13% reflecting growth of 13% within the consumer card business, on 11% higher transaction volume, a 12% increase in small business services and 13% higher Corporate Services volume.
          - Spending per basic card in force increased 13% reflecting the growth in each customer segment.
       -- Excluding the impact of foreign exchange translation:
          - Total billed business outside the U.S. was up 8% reflecting double-digit improvement in Canada, high single-digit growth in Asia, and mid single-digit improvement in Europe, partially offset by a low single-digit decline in Latin America.
          - Spending per proprietary basic card in force outside the U.S.
            rose 3%.
       -- Network partnership and Purchasing Card volumes sustained their relatively stronger growth performance during the quarter.
       -- U.S. non-T&E related volume categories (which represented approximately 67% of 4Q '02 U.S. billed business) grew 13%, while T&E volumes increased 14%, reflecting relatively easier comparisons to last year's depressed levels after the 9/11 terrorist attacks.
       -- Airline related volume, which represented approximately 11% of total
          U.S. volumes during the quarter, was up 16% worldwide on 15% growth in transaction volume.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                      TRAVEL RELATED SERVICES (CONT'D)


o  DISCOUNT REVENUE (CONT'D):

     - CARDS IN FORCE worldwide rose 4% versus last year.
       -- U.S. cards in force rose 300K during the quarter on the benefits of stepped up acquisition spending.
       -- Outside the United States, 600K cards in force were added during the quarter on improved proprietary card growth despite the continued adverse effects of business conditions in Argentina, Brazil and Hong Kong.

o NET CARD FEES: Rose 2% due to higher cards in force and a shift in the mix of products. The average fee per proprietary card in force was $34 in 4Q '02, 3Q '02 and 4Q '01.

o  NET FINANCE CHARGE REVENUE:
   --------------------------
   Rose 8% on 8% growth in average worldwide lending balances.
   - The yield on the U.S. portfolio was 9.8% in 4Q '02 versus 9.7% in 3Q '02 and 9.6% in 4Q '01. The improvement versus last year reflects a slight decrease in the proportion of the portfolio on introductory rates and the benefits of lower funding costs, which were partially offset by the evolving mix of products toward more lower-rate offerings.

o TRAVEL COMMISSIONS AND FEES: Increased 10% on 16% growth in travel sales reflecting the effects of the particularly weak corporate travel environment last year. The revenue earned per dollar of sales was down versus last year's unusually high level (9.6% in 4Q '02 versus 9.3% in 3Q '02 and 10.2% in 4Q '01).

o TC INVESTMENT INCOME: Was flat as higher average investments were offset by a decline in the pre-tax yield. TC sales rose 4% in the quarter.

o OTHER REVENUES: Increased 5% as certain securitization-related revenues and larger insurance premiums were partially offset by significantly lower interest income on investment and liquidity pools held within card funding vehicles.

o MARKETING AND PROMOTION EXPENSES: Increased 31% on the continuation of the new brand advertising campaign, marketing of the new charge cards with Membership Rewards built-in and the Cash Rebate card, more loyalty marketing and a step-up in selected card acquisition activities.

o OTHER PROVISIONS FOR LOSSES AND CLAIMS: Declined substantially due to last year's reserve additions, related to credit exposures to travel industry service establishments, and insurance claims and benefits from the crash of Flight #587.

o  CHARGE CARD INTEREST EXPENSE:
   ----------------------------
   Was down 26% due to a lower effective cost of funds.

o HUMAN RESOURCE EXPENSES: Decreased 7% versus last year due to a lower number of employees as a result of reengineering activities, including our technology outsourcing agreement with IBM.
   - The employee count at 12/02 of 63,600 was down approximately 8,400, or 12%, versus last year.

o OTHER OPERATING EXPENSES: Increased 10% on higher costs related to Cardmember loyalty programs, as well as the transfer of costs from human resources resulting from technology outsourcing. These increases were partially offset by reengineering initiatives and cost containment efforts.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                      TRAVEL RELATED SERVICES (CONT'D)


o  CREDIT QUALITY:

      - Overall credit quality improved during the quarter.

      - The provision for losses on charge card products decreased 31% on improved past due and loss levels.

      - The lending provision for losses was 6% above last year on growth in outstanding loans and increased reserve coverage levels.

      - Reserve coverage ratios, which are well in excess of 100% of past due balances, remained strong.

      -  WORLDWIDE CHARGE CARD: *

         -- The write-off and past due rates decreased from last year and last quarter.

                                                                                 12/02         9/02               12/01
                                                                                -------      -------             ------
             Loss ratio, net of recoveries                                       0.32%        0.40%               0.47%
             90 days past due as a % of receivables                               2.2%         2.4%                2.9%

         -- Reserve coverage remained strong.

                                                                                 12/02         9/02               12/01
                                                                                -------      -------             ------
             Reserves (MM)                                                       $930         $934***           $1,032
             % of receivables                                                     3.5%         3.9%                3.9%
             % of 90-day past due accounts                                        162%         161%                136%

      -  U.S. LENDING: **
         ------------

         -- The write-off rate and past due levels improved versus last quarter and last year.

                                                                                 12/02         9/02               12/01
                                                                                -------      -------             ------
             Write-off rate, net of recoveries                                    5.5%         5.7%***             5.9%
             30 days past due as a % of loans                                     3.1%         3.2%                3.3%

         -- The lending reserve coverage of past due accounts and total loans increased during the quarter.

                                                                                 12/02         9/02               12/01
                                                                                -------      -------             ------
           Reserves (MM)                                                       $1,297       $1,193***           $1,077
           % of total loans                                                       3.8%         3.7%                3.4%
           % of 30 day past due accounts                                          120%         118%***             101%


* There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics are the same.

** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2002 Earnings Release on the Selected Statistical Information page. Credit trends are generally consistent under both reporting methods.

*** Revised as per the 8-K filed with the SEC on December 16, 2002. The revision resulted from a change in the system used by the Company to track accounts sent to outside collection agencies, and a resulting delay in capturing data related to accounts that had entered bankruptcy. This delay was corrected in 4Q '02.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                    AMERICAN EXPRESS FINANCIAL ADVISORS

(Preliminary)                                         STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

(millions)
                                                                          Quarters Ended                 Percentage
                                                                          December 31,                    Inc/(Dec)
                                                                 -------------------------------      -------------------
                                                                      2002                 2001
                                                                      ----                 ----
Revenues:
     Investment income                                                $577                 $549                 5%
     Management and distribution fees                                  535                  603               (11)
     Other revenues                                                    332                  299                11
                                                                     -----                -----
           Total revenues                                            1,444                1,451                 -
                                                                     -----                -----
Expenses:
     Provision for losses and benefits:
        Annuities                                                      283                  256                11
        Insurance                                                      203                  168                21
        Investment certificates                                         53                   78               (31)
                                                                     -----                -----
           Total                                                       539                  502                 8
                                                                     -----                -----
     Human resources                                                   449                  455                (1)
     Other operating expenses                                          250                  229                 9
     Restructuring charges                                               -                   45                 -
                                                                     -----                -----
           Total expenses                                            1,238                1,231                 1
                                                                     -----                -----
Pretax income                                                          206                  220                (6)
Income tax provision                                                    53                   57                (7)
                                                                     -----                -----
Net income                                                            $153                 $163                (6)
                                                                     =====                =====

o  Net income decreased 6%.
     - 4Q '01 results include $45MM ($29MM after-tax) of restructuring charges.

o  Total revenues decreased slightly due to:
     - Reduced management fees from lower average managed asset levels; partially offset by
     - Higher investment income; and
     - Higher insurance premiums.

o  The pretax margin was 14.3% in 4Q '02, 14.8% in 3Q '02 and 15.2% in 4Q '01.

o  The effective tax rate was 25.9% in 4Q '02 and 3Q '02, and 26.0% in 4Q '01.

o SUPPLEMENTAL INFORMATION - NET REVENUES: In the following table, the Company presents AEFA's aggregate revenues on a basis that is net of provisions for losses and benefits because the Company manages the AEFA business and evaluates its financial performance, where appropriate, in terms of the "spread" on its products. An important part of AEFA's business is margin related, particularly the insurance, annuity and certificate businesses.

   One of the gross margin drivers for the AEFA business is the return on invested cash, primarily generated by sales of insurance, annuity and investment certificates, less provisions for losses and benefits on these products. These investments tend to be interest rate sensitive. Thus, GAAP revenues tend to be higher in periods of rising interest rates, and lower in times of decreasing interest rates. The same relationship is true of provisions, only it is more accentuated period-to-period. The Company manages this portion of the AEFA business on a net basis to eliminate potentially less informative comparisons of period-to-period changes in revenue and provisions for losses and benefits in light of the impact of these changes in interest rates.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)

                                                                      Quarter ended                      Percentage
     (millions)                                                       December 31,                       Inc/(Dec)
                                                            ----------------------------------         ---------------
                                                                  2002                  2001
                                                                  ----                  ----
     Total GAAP Revenues                                        $1,444                $1,451                   -%
     Less: Provision for losses and benefits:
                    Annuities                                      283                   256
                    Insurance                                      203                   168
                    Investment certificates                         53                    78
                                                                ------                ------
                         Total                                     539                   502
                                                                ------                ------
     Net Revenues                                                 $905                 $ 949                 (5)%
                                                                ======                 =====

     - On a net revenue basis, the pretax margin was 22.8% in 4Q '02 and in 3Q '02, and 23.2% in 4Q '01.

o  ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                                         Percentage
     (billions)                                                       December 31,                       Inc/(Dec)
                                                            ----------------------------------         ---------------
                                                                  2002                  2001
                                                                  ----                  ----
     Assets owned (excluding separate accounts)                  $51.7                 $44.2                   17%
     Separate account assets                                      22.0                  27.3                  (20)
     Assets managed                                              123.9                 148.4                  (17)
     Assets administered                                          33.0                  33.4                   (1)
                                                                ------                ------
            Total                                               $230.6                $253.3                   (9)
                                                                ======                ======

o  ASSET QUALITY:

     - Overall credit quality reflected the persistently high default rates, including those within the high yield sector.
     - Non-performing assets relative to invested assets (excluding short-term cash positions) were 0.1% and were 168% covered by reserves, including those related to the impairment of securities.
     - High-yield investments totaled $2.4B, or 6% of the total investment portfolio, at 12/31/02, up from $1.3B, or 4%, at 12/31/01, and flat with 6% at 9/30/02. Going forward, AEFA continues to target a level of approximately 7%.
     - The SFAS No. 115 related mark-to-market adjustment on the portfolio (reported in assets pretax) was appreciation of $1.1B at 12/02 and at 9/02, and $224MM at 12/01.

o  INVESTMENT INCOME:

     - Investment income increased 5% as higher invested assets more than offset a lower average yield and the effect of lower appreciation in the S&P 500 on the value of options hedging outstanding stock market certificates and equity indexed annuities, which was offset in the related provisions. Investment losses, primarily related to high yield and structured investments, were offset by realized gains during the quarter.
     - Average invested assets of $40.5B (excluding unrealized appreciation/depreciation) rose 15% versus $35.2B in 4Q '01.
     - The average yield on invested assets declined to 5.5% versus 6.4% in 4Q '01, reflecting a relatively high level of short-term holdings during 4Q '02 and lower new investment yields.
     - Net interest spreads within the insurance and annuity products were down versus last year and up versus last quarter, while certificates were up versus last year and down versus last quarter.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)


o MANAGEMENT AND DISTRIBUTION FEES: The decrease of 11% was due to lower average assets under management, reflecting the negative impact of weak equity market conditions and, to a lesser extent, net outflows. Distribution fees rose slightly as the impact of lower mutual fund sales was offset by other product related sales increases.

   -  ASSETS MANAGED:

                                                                                                          Percentage
     (billions)                                                               December 31,                 Inc/(Dec)
                                                                     -------------------------------    -----------------
                                                                             2002              2001
                                                                             ----              ----
     Assets managed for individuals                                         $81.6             $98.7             (17)%
     Assets managed for institutions                                         42.3              49.7             (15)
     Separate account assets                                                 22.0              27.3             (20)
                                                                           ------            ------
            Total                                                          $145.9            $175.7             (17)
                                                                           ======            ======

      -- The decline in managed assets since 12/01 resulted from $21.8B of market depreciation, reflecting in part the 23% decline in the S&P 500 during the year, and $8.0B of net outflows.
      -- The $2.1B increase in managed assets during 4Q '02 resulted from market appreciation of $4.4B, partially offset by net outflows of $2.3B.

o      PRODUCT SALES:
   - Total gross cash sales from all products were down 3% versus 4Q '01. Branded advisor-generated sales decreased 9% on a cash basis, but rose slightly on the internally used "gross dealer concession" basis, which weights the sales of products to reflect their individual profitability dynamics.
   - Mutual fund sales decreased 17% as both proprietary and non-proprietary sales declined. A significant portion of non-proprietary sales continued to occur in "wrap" accounts. Within proprietary funds:
       -- Sales of bond, equity and money market funds declined.
       -- Redemption rates continued to compare favorably with industry levels.
   - Annuity sales rose 51%, on strong growth in both fixed and variable annuity sales.
   - Sales of insurance products fell 17% reflecting lower sales of life products, partially offset by higher property-casualty sales, in part due to sales through Costco.
   - Certificate sales increased 9% reflecting greater sales of certificates sold to clients outside the U.S. through the joint venture between AEFA and AEB.
   - Institutional sales increased 1%, reflecting higher contributions, offset by lower new account sales.
   - Other sales increased 10% due primarily to higher limited partnership sales.
   - Advisor product sales generated through financial planning and advice services were 74% of total sales in 4Q '02 versus 73% in 3Q '02 and 72% in 4Q '01.

o OTHER REVENUES: Were up 11%, primarily on higher property-casualty and life insurance premiums and charges.

   -   Financial planning and advice services fees of $27MM fell 1% versus
       4Q '01.

o PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions increased due to a higher inforce level and increased costs of $9MM related to guaranteed minimum death benefits, partially offset by the effect of lower appreciation in the S&P 500 on equity indexed annuities and lower accrual rates. Insurance provisions increased as higher inforce levels and higher claims were partially offset by lower accrual rates. Certificate provisions decreased from significantly lower accrual rates and the effect on the stock market certificate product provision of lower appreciation in the S&P 500, partially offset by higher average reserves.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)


o HUMAN RESOURCES: Expenses declined 1% reflecting modestly higher field force compensation-related costs that were more than offset by the benefits of reengineering and cost containment initiatives within the home office, where average employees were down 14%.
   - TOTAL ADVISOR FORCE: 11,689 at 12/02; up 154 advisors, or 1%, versus
     12/01 and up 336 advisors versus 9/02.
     -- The increase in advisors versus 9/02 reflects seasonal appointment benefits, partially offset by higher termination rates due to the continuing weak environment.
     -- We expect to continue to carefully manage new advisor additions until the environment turns more positive, to ensure overall field force costs are appropriately controlled and overall field force productivity is maximized.
     -- Veteran advisor retention rates remain strong.
     -- Total production was up slightly, while advisor productivity was down modestly versus last year.
     -- The total number of clients increased 2%, client acquisitions were down and accounts per client were flat. Client retention exceeded 94%.

o OTHER OPERATING EXPENSES: Increased 9% versus last year reflecting AEFA's 3Q'02 revision of the types and amounts of DAC cost deferrals, technology outsourcing, which transferred costs from human resources, and a higher minority interest expense related to premium deposits (the joint venture with AEB).

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2002 OVERVIEW
                             AMERICAN EXPRESS BANK

(Preliminary)                 STATEMENTS OF INCOME
                                  (UNAUDITED)

(millions)                                                           Quarters Ended                   Percentage
                                                                     December 31,                     Inc/(Dec)
                                                          -----------------------------------      ----------------------
                                                               2002                2001
                                                               ----                ----
Net revenues:
    Interest income                                            $156                $154                         1%
    Interest expense                                             65                  65                        (1)
                                                               ----                ----
       Net interest income                                       91                  89                         3
    Commissions and fees                                         58                  49                        17
    Foreign exchange income & other revenue                      39                  30                        35
                                                               ----                ----
       Total net revenues                                       188                 168                        13
                                                               ----                ----
Expenses:
    Human resources                                              59                  62                        (4)
    Other operating expenses                                     63                  57                        13
    Provision for losses                                         31                  21                        47
     Restructuring charges                                       (1)                 12                         -
                                                               ----                ----
       Total expenses                                           152                 152                         1
                                                               ----                ----
Pretax income                                                    36                  16                         #
Income tax provision                                             12                   7                        77
                                                               ----                ----
Net income                                                      $24                  $9                         #
                                                               ====                ====

# Denotes variance in excess of 100%.

o Net income increased substantially, as a result of solid operating results and last year's restructuring charge of $12MM pre-tax ($8MM after-tax).
   - 4Q '02 includes a net pre-tax benefit of $1MM reflecting an adjustment to last year's restructuring charge reserve of $3MM ($2MM after-tax), which was partially offset by a 4Q '02 restructuring charge of $2MM ($1MM after-tax) reflecting the Bank's efforts to further rationalize certain operations.

o Net revenues grew 13% on higher commissions and fees, and larger other revenues.
   - Net interest income rose 3% primarily due to lower funding costs and higher business volumes.
   - Commissions and fees were up 17% due to higher volumes in the Financial Institutions Group.
   - Foreign exchange income & other revenue increased 35% on higher revenue from lower funding costs within premium deposits (the joint venture with AEFA) and higher Private Banking revenues.

o Human resource and other operating expenses combined were up 4% reflecting a higher employee level, due to the purchase of the remaining 50% of AEB's Brazil joint venture, and greater technology costs, offset by the benefits of reengineering activities and tighter expense controls.

o The provision for losses increased mainly due to higher bankruptcy related write-offs in the consumer lending portfolio in Hong Kong.

o  AEB remained "well-capitalized".

                                     12/02              9/02              12/01           Well-Capitalized
                                ----------------    -------------     --------------    ---------------------
   Tier 1                            10.9%             10.2%              11.1%                 6.0%
   Total                             11.4%             10.9%              12.2%                10.0%
   Leverage Ratio                     5.3%              5.3%               5.3%                 5.0%


                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                       AMERICAN EXPRESS BANK (CONT'D)


o  EXPOSURES
     - AEB's loans outstanding were $5.6B at 12/02 versus $5.3B at 12/01 and $5.5B at 9/02. Activity since 12/01 included a $400MM net decrease in corporate banking loans, including an $80MM increase in loans from the purchase of the remaining 50% of AEB's Brazil joint venture, a $200MM increase in financial institution loans and a $500MM increase in consumer and private banking loans. Consumer and private banking loans comprised 66% of total loans at 12/02 and 9/02, and 60% at 12/01; corporate banking loans comprised 9% of total loans at 12/02 and 9/02, and 18% at 12/01; and financial institution loans comprised 25% of total loans at 12/02 and 9/02, and 22% at 12/01.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $8.0B to the credit exposures at 12/02, $7.2B at 9/02 and $7.3B at 12/01. Of the $8.0B of additional exposures at 12/02, $5.8B were relatively less risky cash and securities related balances.

       ($ in billions)                                                         12/31/02
                                                  --------------------------------------------------------------------
                                                                                 Net
                                                                              Guarantees                                   9/30/02
                                                                FX and           And                        Total           Total
       Country                                       Loans   Derivatives     Contingents     Other(1)    Exposure(2)     Exposure(2)
       -------                                       -----   -----------     -----------     -----       --------        --------
       Hong Kong                                      $0.9          -               -       $0.1             $1.1          $1.2
       Indonesia                                         -          -               -          -              0.1           0.1
       Singapore                                       0.6          -            $0.1        0.1              0.9           0.9
       Korea                                           0.2          -               -          -              0.3           0.2
       Taiwan                                          0.3          -               -        0.1              0.4           0.4
       Japan                                             -          -               -        0.1              0.1           0.2
       Other                                           0.1          -               -        0.1              0.2           0.1
                                                      ----       ----            ----       ----             ----          ----
           Total Asia/Pacific Region (2)               2.1          -             0.3        0.7              3.1           3.1
                                                      ----       ----            ----       ----             ----          ----
       Chile                                           0.1          -             0.1          -              0.2           0.1
       Brazil                                          0.2          -               -        0.1              0.3           0.5
       Mexico                                          0.1          -               -          -              0.1           0.1
       Argentina (3)                                     -          -               -          -                -             -
       Peru                                              -          -               -          -                -           0.1
       Other                                           0.4          -             0.2        0.2              0.7           0.7
                                                      ----       ----            ----       ----             ----          ----
           Total Latin America (2)                     0.8          -             0.3        0.3              1.4           1.5
                                                      ----       ----            ----       ----             ----          ----
       India                                           0.3          -             0.1        0.3              0.7           0.7
       Pakistan                                        0.1          -               -        0.1              0.2           0.2
       Other                                             -          -               -        0.1              0.2           0.2
                                                      ----       ----            ----       ----             ----          ----
           Total Subcontinent (2)                      0.4          -             0.1        0.6              1.1           1.2
                                                      ----       ----            ----       ----             ----          ----
       Egypt                                           0.1          -               -        0.2              0.3           0.3
       Other                                           0.1          -               -          -              0.2           0.2
                                                      ----       ----            ----       ----             ----          ----
           Total Middle East and Africa (2)            0.2          -             0.1        0.2              0.5           0.5
                                                      ----       ----            ----       ----             ----          ----
           Total Europe (2)                            1.5       $0.1             0.5        2.7              4.8           4.2
           Total North America (2)                     0.5        0.1             0.2        1.9              2.7           2.2
                                                      ----       ----            ----       ----             ----          ----
       Total Worldwide (2)                            $5.6       $0.2            $1.4       $6.4            $13.6         $12.7
                                                      ====       ====            ====       ====             ====          ====

        (1)Includes cash, placements and securities.
        (2)Individual items may not add to totals due to rounding.
        (3)Total exposures to Argentina at 12/31/02 were $28MM, which includes loans of $17MM, compared to 9/30/02 exposures of $37MM, including $25MM of loans.

        Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                          AMERICAN EXPRESS COMPANY
                        FOURTH QUARTER 2002 OVERVIEW
                       AMERICAN EXPRESS BANK (CONT'D)


o Total non-performing loans* were $119MM at 12/02, compared to $120MM at 9/02 and $123MM at 12/01 as AEB continues to wind down its Corporate Banking business. The decreases reflect loan payments and write-offs, mostly in Egypt and India, partially offset by net downgrades, mostly in Argentina and India.

o Other non-performing assets were $15MM at 12/02 versus $17MM at 9/02 and $22MM at 12/01.

o AEB's total reserves at 12/02 of $158MM compared with $166MM at 9/02 and $148MM at 12/01, and are allocated as follows:

     (millions)                                          12/02           9/02           12/01
                                                     ----------    -----------     -----------
     Loans                                                $151           $156            $128
     Other Assets, primarily derivatives                     6              9               4
     Other Liabilities                                       1              1              16
                                                          ----           ----            ----
          Total                                           $158           $166            $148
                                                          ====           ====            ====

     - Loan loss reserve coverage of non-performing loans* of 127% at 12/02 compared with 129% at 9/02 and 104% at 12/01.

o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends and the impact of current economic conditions. As of December 31, 2002, management considers the loss reserve to be appropriate.



* AEB defines a non-performing loan as any loan (other than certain smaller-balance consumer loans) on which the accrual of interest is discontinued because the contractual payment of principal or interest has become 90 days past due or if, in management's opinion, the borrower is unlikely to meet its contractual obligations.

   For smaller-balance consumer loans related to the PFS business, management establishes reserves it believes to be adequate to absorb credit losses in the portfolio. Generally, these loans are written off in full when an impairment is determined or when the loan becomes 120 or 180 days past due, depending on loan type. For this portfolio, 30-day past due rates were 5.4% at 12/02, as compared to 4.9% at 9/02 and 4.5% at 12/01.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                                CONSOLIDATED

(Preliminary)
                       CONDENSED STATEMENTS OF INCOME
                          (UNAUDITED, GAAP BASIS)

                                                                           Years Ended                     Percentage
(millions)                                                                 December 31,                    Inc/(Dec)
                                                                ----------------------------------      -----------------
                                                                      2002                   2001
                                                                      ----                   ----
Revenues:
     Discount revenue                                               $7,931                 $7,714              3%
     Interest and dividends, net                                     2,991                  2,137             40
     Management and distribution fees                                2,285                  2,458             (7)
     Net card fees                                                   1,726                  1,675              3
     Travel commissions and fees                                     1,408                  1,537             (8)
     Cardmember lending net finance charge revenue                   1,485                  1,424              4
     Securitization income                                           1,941                  1,432             35
     Other revenues                                                  4,040                  4,205             (4)
                                                                   -------                -------
          Total revenues                                            23,807                 22,582              5
                                                                    ------                 ------
Expenses:
     Human resources                                                 5,725                  6,271             (9)
     Provision for losses and benefits                               4,586                  4,740             (3)
     Marketing and promotion                                         1,548                  1,301             19
     Interest                                                        1,082                  1,501            (28)
     Restructuring charges                                             (7)                    605              -
     Disaster recovery charge                                          (7)                     90              -
     Other                                                           7,153                  6,478             10
                                                                   -------                -------
          Total expenses                                            20,080                 20,986             (4)
                                                                    ------                 ------
Pretax income                                                        3,727                  1,596              #
Income tax provision                                                 1,056                    285              #
                                                                    ------                 ------
Net income                                                         $ 2,671                 $1,311              #
                                                                   =======                 ======

EPS:
      Basic                                                          $2.02                  $0.99              #
                                                                     =====                  =====
      Diluted                                                        $2.01                  $0.98              #
                                                                     =====                  =====

# Denotes variances in excess of 100%.

o  Full year 2002 net income more than doubled.
   - 2002 results include:
     -- The 2Q '02 investment loss of $78MM pre-tax ($50MM after-tax) on
        WorldCom debt securities;
     -- The recognition of $61MM pre-tax ($40MM after-tax) of losses primarily on TRS' internet-related strategic investment portfolio; and -- The $44MM ($29MM after-tax) negative net DAC adjustment reflecting
        AEFA's 3Q '02 revision of the types and amounts of DAC cost deferrals.
   - 2001 results reflect:
     --  $1,008MM ($669MM after-tax) of losses, recorded in 1Q '01 and 2Q
         '01, related to the write down and sale of certain high-yield securities and the reduction of the risk profile within AEFA's investment portfolio;
     -- The negative effect of the restructuring charges of $631MM ($411MM after-tax) - $352MM ($232MM after-tax) in 3Q '01 and $279MM ($179MM after-tax) in 4Q '01;
     -- The $98MM ($65MM after-tax) of one-time costs and waived customer fees in 3Q '01 resulting from the September 11, 2001 terrorist attacks;
     -- Goodwill amortization of $106MM ($82MM after-tax); and -- A $67MM expense increase in 1Q '01 due to an adjustment of DAC for variable insurance and annuity products.

o CONSOLIDATED REVENUES: Total revenues increased 5% due to greater discount revenues, higher interest and dividend income, increased securitization income, higher cardmember lending finance charge revenues and greater card fees. These items were partially offset by lower management and distribution fees, weaker travel revenues and reduced other revenues.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                           CONSOLIDATED (CONT'D)


o CONSOLIDATED EXPENSES: Decreased 4% due to lower funding costs, a decline in human resource expenses, reduced provision costs and the benefits of reengineering activities and expense control initiatives, as well as the effect of last year's restructuring and disaster recovery charges. These decreases were partially offset by higher other operating expenses and increased marketing costs.

o  The pretax margin was 15.7% in 2002 versus 7.1% in 2001.

o  The effective tax rate was 28% in 2002 and 18% in 2001.

o  AVERAGE SHARES:

                                                                                      Millions of Shares
                                                                         ----------------------------------------------
                                                                                       2002                   2001
                                                                                      -----                  -----
     Basic                                                                            1,320                  1,324
                                                                                      =====                  =====
     Diluted                                                                          1,330                  1,336
                                                                                      =====                  =====

o    ACTUAL SHARE ACTIVITY:

     Shares outstanding - beginning of period                                         1,331                  1,326
     Repurchase of common shares                                                        (16)                    (6)
     Prepayments - 3rd party share purchase agreements                                  (17)                    (8)
     Net settlements - 3rd party share purchase agreements                                -                     12
     Employee benefit plans, compensation and other                                       7                      7
                                                                                      -----                  -----
     Shares outstanding - end of period                                               1,305                  1,331
                                                                                      =====                  =====

o  SUPPLEMENTAL  INFORMATION - MANAGED NET REVENUES:
   The following supplemental revenue information is presented on the basis used by management to evaluate operations. It differs in two respects from the GAAP basis revenues, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP). First, revenues are presented as if there had been no asset securitizations at Travel Related Services (TRS). This format is generally termed on a "managed basis," as further discussed in the TRS section of this Earnings Supplement. Second, revenues are also shown net of American Express Financial Advisors' (AEFA) provisions for annuities, insurance and investment certificates products, which are essentially spread businesses, as further discussed in the AEFA section. A reconciliation of consolidated revenues from a GAAP to managed net basis is as follows:

   (millions)                                                                               Percentage
                                                               2002            2001         Inc/(Dec)
                                                               ----            ----         ---------
    -  GAAP revenues                                       $ 23,807         $22,582            5%
           Effect of TRS securitizations                        948             743
           Effect of AEFA provisions                        (1,954)         (1,966)
                                                            -------         -------
       Managed net revenues                                $ 22,801         $21,359            7%
                                                           ========         =======

   - Consolidated net revenues on a managed basis increased 7% due to greater discount revenues, higher lending spreads and loan balances and higher revenues related to AEFA's investment portfolio. These items were partially offset by lower management and distribution fees and weaker travel revenues.


                              CORPORATE AND OTHER


o  The 2002 net operating expense was $176MM compared with $187MM in 2001

   - Both 2002 and 2001 include Lehman Brothers preferred dividends based on its earnings. In 2002, the dividend was $69MM ($59MM after-tax) reflecting the normal 1Q '02 dividend of $46MM ($39MM after-tax), as well as the final dividend payment, received in 3Q '02, of $23MM ($20MM after-tax). In 2001, the dividend was $46MM ($39MM after-tax). In both periods, the dividends were offset by business building initiatives.

   - 2001 also reflects $14MM pre-tax ($9MM after-tax) of restructuring charges.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                          TRAVEL RELATED SERVICES

(Preliminary)                STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)


                                                                       Years Ended                         Percentage
(millions)                                                             December 31,                        Inc/(Dec)
                                                        ------------------------------------------      -----------------
                                                                    2002                     2001
                                                                    ----                     ----
Net revenues:
     Discount revenue                                             $7,931                   $7,714               3%
     Net card fees                                                 1,726                    1,675               3
     Lending:
          Finance charge revenue                                   1,995                    2,363             (16)
          Interest expense                                           510                      939             (46)
                                                                 -------                  -------
               Net finance charge revenue                          1,485                    1,424               4
                                                                 -------                  -------
     Travel commissions and fees                                   1,408                    1,537              (8)
     TC investment income                                            375                      394              (5)
     Securitization income                                         1,941                    1,432              35
     Other revenues                                                2,855                    3,183             (10)
                                                                 -------                  -------
          Total net revenues                                      17,721                   17,359               2
                                                                 -------                  -------
Expenses:
     Marketing and promotion                                       1,456                    1,237              18
     Provision for losses and claims:
          Charge card                                                960                    1,195             (20)
          Lending                                                  1,369                    1,318               4
          Other                                                      149                      164              (9)
               Total                                               2,478                    2,677              (7)
                                                                 -------                  -------
     Charge card interest expense                                  1,001                    1,443             (31)
     Net discount expense                                              -                       96               -
     Human resources                                               3,503                    3,992             (12)
     Other operating expenses                                      6,207                    5,442              14
     Restructuring charges                                           (4)                      414               -
     Disaster recovery charge                                          -                       79               -
                                                                 -------                  -------
          Total expenses                                          14,641                   15,380              (5)
                                                                 -------                  -------
Pretax income                                                      3,080                    1,979              56
Income tax provision                                                 945                      520              82
                                                                 -------                  -------
Net income                                                        $2,135                   $1,459              46
                                                                 =======                  =======

o  Net income increased 46%.
   - 2002 results include a net pre-tax benefit of $4MM pre-tax ($3MM after-tax) primarily reflecting adjustments to last year's aggregate restructuring charge reserve.
   - 2001 results reflect the effect of the $414MM pre-tax ($267MM after-tax) restructuring charges and the $87MM pre-tax ($57MM after-tax) of costs and waived customer fees resulting from the 9/11 terrorist attacks.

o  The pretax margin was 17.4% in 2002 versus 11.4% in 2001.

o The effective tax rate increased to 31% in 2002 from 26% in 2001 reflecting the relative size of the Travelers Cheque tax benefit contribution during each period.

SUPPLEMENTAL INFORMATION - MANAGED BASIS: The following supplemental table includes information on both a GAAP basis and a "managed" basis. Managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized Cardmember loans and related income effects are reflected in the Company's balance sheet and income statement, respectively.

The Company presents TRS information on a managed basis because that is the way the Company's management views and manages the business. The reason this approach is used by management, and why it is important to investors, is because a full picture of trends in the Company's Cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized Cardmember loans. Asset securitization is just one of several ways for the Company to fund Cardmember loans.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                      TRAVEL RELATED SERVICES (CONT'D)

Use of a managed basis presentation, including non-securitized and securitized Cardmember loans, presents a more accurate picture of the key dynamics of the Cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. For example, irrespective of the mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire Cardmember lending portfolio because they are more representative of the economics of the aggregate Cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of Cardmember loans and related revenue to determine changes in market share, which are all significant metrics in evaluating the Company's performance and which can only be properly assessed when all non-securitized and securitized Cardmember loans are viewed on a managed basis.

On a GAAP reporting basis, TRS' results for the years ended December 31, 2002 and 2001 included net Cardmember lending securitization gains of $136MM ($88MM after-tax) and $155MM ($101MM after-tax), respectively. Management views the gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing and promotion and other operating expenses. Consequently, the managed basis presentation for the years ended December 31, 2002 and 2001 assume that lending securitization gains were offset by higher marketing and promotion expense of $81MM and $92MM, respectively, and other operating expense of $55MM and $63MM, respectively. Accordingly, the incremental expenses, as well as the gains, have been eliminated.

During 2002, the average balance of Cardmember lending securitizations was $16.8B, compared with $13.8B in 2001. The increase in average balances securitized and higher portfolio yields drove the 35% increase in the GAAP basis securitization income.

The following table compares and reconciles the GAAP basis TRS income statements to the managed basis information, where different. See also the consolidated discussion in the Company's Fourth Quarter/Full Year 2002 Earnings Release, which accompanies this supplement and addresses certain TRS income statement items, on a GAAP basis, that differ from managed basis financial measures.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Effect of Securitizations (unaudited)
                                                                             ---------------------- --------------------------------
(Preliminary, millions)
                                           GAAP Basis (unaudited)                Securitization         Managed Basis
                                                                                    Effect
                                      -----------------------------------    ---------------------- --------------------------------
                                                              Percentage                                                  Percentage
Year Ended December 31,                    2002         2001  Inc/(Dec)         2002      2001         2002        200     Inc/(Dec)
                                      -----------------------------------    ---------------------- --------------------------------
Net revenues:
  Discount revenue                       $7,931      $ 7,714       3%
  Net card fees                           1,726        1,675       3            $  -      $ 16      $ 1,726     $ 1,691          2%
  Lending:
    Finance charge revenue                1,995        2,363     (16)          2,509     2,259        4,504       4,622         (3)
    Interest expense                        510          939     (46)            340       545          850       1,484        (43)
                                      -----------------------------------    ---------------------- --------------------------------
      Net finance charge revenue          1,485        1,424       4           2,169     1,714        3,654       3,138         16
  Travel commissions and fees             1,408        1,537      (8)
  TC investment income                      375          394      (5)
  Securitization income                   1,941        1,432      35          (1,941)   (1,432)           -          -           -
  Other revenues                          2,855        3,183     (10)            720       445        3,575       3,628         (2)
                                      -----------------------------------    ---------------------- --------------------------------
        Total net revenues               17,721       17,359       2             948       743       18,669      18,102          3
                                      -----------------------------------    ---------------------- --------------------------------
Expenses:
  Marketing and promotion                 1,456        1,237      18             (81)      (92)       1,375       1,145         20
  Provision for losses and claims:
    Charge card                             960        1,195     (20)              -        36          960       1,231        (22)
    Lending                               1,369        1,318       4           1,098       925        2,467       2,243         10
    Other                                   149          164      (9)
                                      -----------------------------------    ---------------------- --------------------------------
      Total                               2,478        2,677      (7)          1,098       961        3,576       3,638         (2)
  Charge card interest expense            1,001        1,443     (31)            (14)       33          987       1,476        (33)
  Net discount expense                        -           96       -               -       (96)           -           -          -
  Human resources                         3,503        3,992     (12)
  Other operating expenses                6,207        5,442      14             (55)      (63)       6,152       5,379         14
  Restructuring charges                      (4)         414       -
  Disaster recovery charge                    -           79       -
                                      -----------------------------------    ---------------------- --------------------------------
        Total expenses                   14,641       15,380      (5)          $ 948     $ 743      $15,589     $16,123         (3)
                                      -----------------------------------    ---------------------- --------------------------------
Pretax income                             3,080        1,979      56
Income tax provision                        945          520      82
                                      -----------------------------------    ---------------------- --------------------------------
Net income                               $2,135      $ 1,459      46
                                      -----------------------------------    ---------------------- --------------------------------

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                      TRAVEL RELATED SERVICES (CONT'D)


The following discussion addresses results on a managed basis.

o Managed basis revenue rose 3% from greater net finance charge revenue, higher cardmember spending and increased cards in force, which were partially offset by lower travel commissions and fees, TC investment income and other revenues.

o The 3% lower managed basis expenses reflect substantially lower interest costs, decreased human resource expenses, reduced provisions for losses and cost control initiatives, partially offset by greater marketing and promotion costs and increased operating expenses.

o DISCOUNT REVENUE: Higher billed business and a lower discount rate yielded a 3% increase in discount revenue.
   - The average discount rate was 2.64% in 2002 versus 2.67% in 2001. The decline from last year reflects the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.).

                                                                          Years Ended                  Percentage
                                                                          December 31,                 Inc/(Dec)
                                                                   -------------------------------    ------------------
                                                                            2002             2001
                                                                            ----             ----
     Card billed business (billions):
          United States                                                   $234.1           $224.5              4%
          Outside the United States                                         77.3             73.5              5
                                                                          ------           ------
          Total                                                           $311.4           $298.0              4
                                                                          ======           ======

     Spending per basic card in force (dollars) (a):
          United States                                                   $8,728           $8,364              4
          Outside the United States                                       $5,319           $5,939  (b)        (1)(b)
          Total                                                           $7,645           $7,666  (b)         3 (b)

(a)      Proprietary card activity only.
(b) At September 30, 2002, 1.5MM of Canadian lending cards previously classified as "supplemental cards" were included in basic cards in force, as they were issued under a stand-alone offer. The impact on 2001 reported results would be to decrease spending per basic card in force worldwide to $7,447 and outside the U.S. to $5,387. The reported growth rates are calculated assuming the additional cards were included in both periods.

     - BILLED BUSINESS: The 4% increase in billed business reflects growth in cards in force and higher spending per basic cardmember worldwide. --U.S. billed business increased 4% reflecting 8% growth within the consumer card business, on 10% higher transaction volume, a 4% increase within small business services and a 3% decline within Corporate Services.
         - Spending per basic card in force grew 4%.
       - Excluding the impact of foreign exchange translation:
         - Total billed business outside the U.S. rose approximately 4% on single-digit growth in Canada, Asia and Europe, offset by declines in Latin America.
         - Spending per proprietary basic card in force outside the U.S. declined 2%.
       --Network partnership and Purchasing Card volumes sustained their stronger growth levels, in excess of the consolidated worldwide billed business growth rate.
       --U.S. non-T&E related volume categories (which represented approximately 63% of U.S. billed business during 2002) grew 9% versus last year, while T&E volumes decreased 2%.
       --Airline related volume, which represented approximately 13% of total
         U.S. volumes during 2002, declined 6% worldwide on a mid single-digit decline in the average airline charge and flat transaction volumes.

o  NET CARD FEES:
   Rose 2% as the increase in cards in force was partially offset by the mix shift toward lower and no fee products. The average fee per card in force was $34 in 2002 and in 2001.

o  NET FINANCE CHARGE REVENUE:
   Rose 16% on 7% growth in average worldwide lending balances.
      - The net yield on the U.S. portfolio rose to 9.8% from 8.8% in 2001 as a decrease in the proportion of the portfolio on introductory rates, and the benefit of declining funding costs throughout the year, were partially offset by the evolving mix of products toward more lower-rate offerings.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                      TRAVEL RELATED SERVICES (CONT'D)


o TRAVEL COMMISSIONS AND FEES: Declined 8% on a 10% contraction in travel sales reflecting the effects of the weak corporate travel environment. The revenue earned per dollar of sales increased (9.1% in 2002 versus 8.9% in 2001), reflecting new fees related to the migration to transaction-based customer relationships, partially offset by continued efforts by travel industry suppliers to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o TC INVESTMENT INCOME: Decreased 5% reflecting a lower yield, partially offset by higher average investments. TC sales declined 6% in 2002.

o OTHER REVENUES: Decreased 2% due to significantly lower interest income on investment and liquidity pools held within card funding vehicles, which partially offset higher insurance related premiums.

o MARKETING AND PROMOTION EXPENSES: Increased 20% from the launch of the new brand advertising campaign, the introduction of the new charge cards with Membership Rewards built-in and the Cash Rebate card, more loyalty marketing and a step-up in selected card acquisition activities.

o OTHER PROVISIONS FOR LOSSES AND CLAIMS: Decreased 9% due to a higher level last year of reserve additions related to credit exposures to travel industry service establishments.

o  CHARGE CARD INTEREST  EXPENSE:
   Declined 33% due to a lower effective cost of funds and lower average receivable balance.

o HUMAN RESOURCE EXPENSES: Decreased 12% versus last year as a result of a lower number of employees reflecting reengineering activities, including our technology outsourcing agreement.

o OTHER OPERATING EXPENSES: Were up 14% as higher costs related to Cardmember loyalty programs, $61MM of losses in 2002, primarily on internet-related strategic investments, as well as the impact of the technology outsourcing agreement, which transferred costs from human resources, were partially offset by reengineering initiatives and cost containment efforts.

o  CREDIT PROVISIONS:

   - The provision for losses on charge card products decreased 22% on an improved past due rate and loss ratio. The net loss ratio decreased to 0.38% from 0.42% last year. *

    - The lending provision for losses was 10% above last year on growth in outstanding loans and increased reserve coverage levels. The net write-off rate for 2002 was 6.0% versus 5.6% in 2001. **










* There are no off-balance sheet Charge Card securitizations in 2002. Therefore, year-end "Owned basis" and "Managed basis" credit quality statistics are the same.

** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2002 Earnings Release on the Selected Statistical Information page. Credit trends are generally consistent under both reporting methods.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                    AMERICAN EXPRESS FINANCIAL ADVISORS

(Preliminary)                STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

(millions)                                                           Years Ended                         Percentage
                                                                     December 31,                        Inc/(Dec)
                                                        ----------------------------------------      -------------------
                                                                    2002                   2001
                                                                    ----                   ----
Revenues:
     Investment income                                            $2,058                 $1,162                77%
     Management and distribution fees                              2,292                  2,458                (7)
     Other revenues                                                1,267                  1,171                 8
                                                                   -----                  -----
          Total revenues                                           5,617                  4,791                17
                                                                   -----                  -----
Expenses:
     Provision for losses and benefits:
          Annuities                                                1,034                    989                 5
          Insurance                                                  737                    648                14
          Investment certificates                                    183                    329               (44)
                                                                   -----                  -----
               Total                                               1,954                  1,966                (1)
                                                                   -----                  -----
     Human resources                                               1,898                  1,969                (4)
     Other operating expenses                                        907                    762                19
     Restructuring charges                                             -                    107                 -
     Disaster Recovery charge                                         (7)                    11                 -
                                                                   -----                  -----
          Total expenses                                           4,752                  4,815                (1)
                                                                   -----                  -----
Pretax income/(loss)                                                 865                    (24)                -
Income tax provision/(benefit)                                       233                    (76)                -
                                                                   -----                  -----
Net income                                                          $632                    $52                 #
                                                                   =====                  =====

# Denotes variance in excess of 100%.

o  Net income increased to $632MM from $52MM last year.
   - 2002 results include:
         -- The 2Q '02 pre-tax investment loss of $71MM ($46MM after-tax) on
            WorldCom debt securities;
         -- The net $44MM pre-tax ($29MM after-tax) 3Q '02 increase in DAC expenses and its related revision of the types and amounts of DAC cost deferrals; and
         -- A $7MM pre-tax ($4MM after-tax) benefit in 2Q '02 related to an adjustment to last year's disaster recovery costs to reflect actual costs incurred.
   - 2001 results include:
         -- $1.0B of pre-tax losses ($669MM after-tax) in 1Q '01 and 2Q '01 from the write-down and sale of certain high yield securities and the reduction of the risk profile within AEFA's investment portfolio;
         -- Restructuring charges of $107MM ($70MM after-tax);
         -- $67MM pre-tax unfavorable adjustment of DAC for variable insurance and annuity products during 1Q '01; and
         -- An $11MM ($8MM after-tax) disaster recovery charge for costs related to life insurance claims by clients impacted by the September 11, 2001 terrorist attacks.

o  Total revenues increased 17% due to:
   - Higher investment income reflecting the impact of the $1.0B pre-tax investment losses in 1Q '01 and 2Q '01 and, in 2002, higher invested assets;
    - Higher insurance premiums and advice services fees; and
    - Higher distribution fees; partially offset by
    - Reduced management fees from lower average managed asset levels.

o  The pretax margin was 15.4% in 2002.

o  The effective tax rate was 26.9% in 2002.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)


o  SUPPLEMENTAL INFORMATION - NET REVENUES: In the following table, the
   Company presents AEFA's aggregate revenues on a basis that is net of provisions for losses and benefits because the Company manages the AEFA business and evaluates its financial performance, where appropriate, in terms of the "spread" on its products. An important part of AEFA's business is margin related, particularly the insurance, annuity and certificate businesses.

   One of the gross margin drivers for the AEFA business is the return on invested cash, primarily generated by sales of insurance, annuity and investment certificates, less provisions for losses and benefits on these products. These investments tend to be interest rate sensitive. Thus, GAAP revenues tend to be higher in periods of rising interest rates, and lower in times of decreasing interest rates. The same relationship is true of provisions, only it is more accentuated period-to-period. The Company manages this portion of the AEFA business on a net basis to eliminate potentially less informative comparisons of period-to-period changes in revenue and provisions for losses and benefits in light of the impact of these changes in interest rates.

                                                                       Years ended                       Percentage
     (millions)                                                        December 31,                       Inc/(Dec)
                                                            ----------------------------------         ---------------
                                                                  2002                  2001
                                                                  ----                  ----
     Total GAAP Revenues                                        $5,617                $4,791                   17%
     Less:  Provision for losses and benefits:
                    Annuities                                    1,034                   989
                    Insurance                                      737                   648
                    Investment certificates                        183                   329
                                                                ------                ------
                         Total                                   1,954                 1,966
                                                                ------                ------
     Net Revenues                                               $3,663                $2,825                   30%
                                                                ======                ======

    - On a net revenue basis, the pretax margin was 23.6% in 2002.

o  INVESTMENT INCOME:
   - Gross investment income increased 77% reflecting the effect of the $1.0B investment losses in 1Q '01 and 2Q '01, higher average assets and the effect of depreciation in the S&P 500 this year on the value of options hedging outstanding stock market certificates and equity indexed annuities, which was offset in the related provisions. A lower average yield, partially resulting from the repositioning of the portfolio in 2001, negatively impacted this comparison.
   - Average invested assets of $37.5B (excluding unrealized appreciation/depreciation) rose 10% versus
     $34.1B in 2001.
   - The average yield on invested assets was 5.9% versus 6.2% in 2001.
   - Excluding the impact of the 1Q '01 and 2Q '01 income adjustments on the high-yield structured investments, underlying net interest spreads within the insurance and annuity products were down versus last year, while certificate spreads were up.

o MANAGEMENT AND DISTRIBUTION FEES: The decrease of 7% was due to lower average assets under management, partially offset by higher distribution fees, as the impact of lower mutual fund sales was more than offset by other product related sales increases.

o  PRODUCT SALES:
   - Total gross cash sales from all products were flat versus 2001 as improvement within the retail channel was offset by lower institutional channel sales. Branded advisor-generated sales were up
     1% on a cash basis and up 7% as measured on the internally used
     "gross dealer concession basis", which weights the sales of various products to reflect their individual profitability dynamics.
   - Mutual fund sales decreased 5% as proprietary fund sales declined, while non-proprietary sales increased. A significant portion of non-proprietary sales continued to occur in "wrap" accounts. Within proprietary funds:
     -- Sales of bond, equity and money market funds all declined.
     -- Redemption rates held relatively steady and continued to compare favorably with industry levels.
   - Annuity sales increased 51% on strong growth in both fixed and variable annuity sales.
   - Sales of insurance products fell 21% reflecting lower sales of life products, partially offset by higher property-casualty sales, in part due to sales through Costco.
   - Certificate sales increased 8% reflecting strong advisor sales and increased sales of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)


o  PRODUCT SALES (CONT'D):
   - Institutional sales declined 26% versus last year, primarily reflecting lower new sales and, to a lesser extent, lower additional contributions.
   - Other sales were down 1% due to lower new 401(k) plan sales, partially offset by sales growth in limited partnerships and wealth management account activities.
   - Advisor product sales generated through financial planning and advice services were 73% of total sales in both periods.

o OTHER REVENUES: Were up 8% on higher life and property-casualty insurance premiums and charges, coupled with higher financial planning and advice services fees.
   - Financial planning and advice services fees of $114MM rose 6% versus 2001.

o PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions increased reflecting a higher inforce level, increased costs of $21MM related to guaranteed minimum death benefits, and the effect of depreciation in the S&P 500 on equity indexed annuities, partially offset by a lower accrual rate. Insurance provisions rose due to higher inforce levels and higher claims, partially offset by a lower accrual rate. Certificate provisions decreased as higher average reserve levels and the effect on the stock market certificate product of depreciation this year in the S&P 500, were more than offset by lower accrual rates.

o HUMAN RESOURCES: Expenses declined 4% reflecting lower field force compensation-related costs and the benefits of reengineering and cost containment initiatives within the home office, where average employees were down 15% versus last year. 2001 included an unfavorable DAC adjustment of $39MM.

o OTHER OPERATING EXPENSES: The 19% increase reflects the impact of technology outsourcing, which resulted in the transfer of costs from human resources, a higher minority interest related to premium deposits (the joint venture with AEB), and the $44MM net expenses related to AEFA's 3Q '02 DAC adjustment, including its revision of the types and amounts of DAC cost deferrals. In 2001, other operating expenses included an unfavorable DAC adjustment of $28MM.

                          AMERICAN EXPRESS COMPANY
                          FULL YEAR 2002 OVERVIEW
                           AMERICAN EXPRESS BANK

(Preliminary)               STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

(millions)                                                            Years Ended                          Percentage
                                                                      December 31,                         Inc/(Dec)
                                                          --------------------------------------      -------------------
                                                                    2002                   2001
                                                                    ----                   ----
Net revenues:
     Interest income                                                $606                   $698               (13)%
     Interest expense                                                246                    396               (38)
                                                                    ----                   ----
          Net interest income                                        360                    302                19
     Commissions and fees                                            215                    203                 6
     Foreign exchange income & other revenue                         170                    144                18
                                                                    ----                   ----
          Total net revenues                                         745                    649                15
                                                                    ----                   ----
Expenses:
     Human resources                                                 236                    247                (4)
     Other operating expenses                                        244                    255                (4)
     Provision for losses - ongoing                                  147                     65                 #
                          - restructuring related                      -                     26                 -
                                                                    ----                   ----
          Total provision                                            147                     91                62
      Restructuring charges                                           (3)                    70                 -
                                                                    ----                   ----
         Total expenses                                              624                    663                (6)
                                                                    ----                   ----
Pretax income/(loss)                                                 121                    (14)                -
Income tax provision/(benefit)                                        41                     (1)                -
                                                                    ----                   ----
Net income/(loss)                                                   $ 80                   $(13)                -
                                                                    ====                  =====

# Denotes variance in excess of 100%.

o Net income increased substantially, on a solid operating performance in 2002 and, in part, as a result of last year's restructuring charges of $96MM pre-tax ($65MM after-tax).
   - 2002 results include a net pre-tax benefit of $3MM ($2MM after-tax) reflecting an adjustment to last year's restructuring charge reserve of $8MM ($5MM after-tax), which was partially offset by a 2002 restructuring charge of $5MM ($3MM after-tax) reflecting the Bank's efforts to further rationalize certain operations.

o Net revenues grew 15% on higher net interest income and foreign exchange and other revenue.
   - Net interest income rose 19%, primarily due to lower funding costs.
   - Commissions and fees increased 6% due to growth in loan acquisitions in the Personal Financial Services (PFS) business and greater non-credit transactions in the Financial Institutions Group, partially offset by lower results in Corporate Banking.
   - Foreign exchange income & other revenue increased 18% on higher revenue from lower funding costs within premium deposits (the joint venture with AEFA). Foreign currency-related revenues were lower than a year ago.

o Human resource and other operating expenses combined were down 4% reflecting the benefits of reengineering activities and tighter expense controls.

o The provision for losses increased, mainly due to higher bankruptcy related write-offs in the consumer lending portfolio in Hong Kong.

             INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

     THIS DOCUMENT INCLUDES FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "SHOULD," "COULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY TO INCREASE INVESTMENT SPENDING, WHICH WILL DEPEND IN PART ON THE EQUITY MARKETS AND OTHER FACTORS AFFECTING REVENUES, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; FLUCTUATION IN THE EQUITY MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, MANAGEMENT AND DISTRIBUTION FEES RECEIVED BASED ON THOSE ASSETS AND THE AMOUNT OF AMORTIZATION OF DAC; POTENTIAL DETERIORATION IN AEFA'S HIGH-YIELD AND OTHER INVESTMENTS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY, INCREASE THE GROWTH OF PRODUCTIVE NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO ROLL OUT NEW AND ATTRACTIVE PRODUCTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS; INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE IMPACT ON THE COMPANY'S BUSINESSES AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS, AND THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY SYSTEMS, OF ANY SUCH ATTACKS OR DISASTER IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM A WAR WITH IRAQ; THE COMPANY'S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE ABILITY TO EXECUTE THE COMPANY'S GLOBAL CORPORATE SERVICES STRATEGY, INCLUDING GREATER PENETRATION OF MIDDLE MARKET COMPANIES, INCREASING CAPTURE OF NON-T&E SPENDING THROUGH GREATER USE OF THE COMPANY'S PURCHASING CARD AND OTHER MEANS, AND FURTHER GLOBALIZING BUSINESS CAPABILITIES; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND ABROAD; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE, IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING ACTIVITIES, AMONG OTHER BUSINESSES; LEGAL AND REGULATORY DEVELOPMENTS, SUCH AS IN THE AREAS OF CONSUMER PRIVACY AND DATA PROTECTION; ACQUISITIONS; THE ADOPTION OF RECENTLY ISSUED ACCOUNTING RULES RELATED TO THE CONSOLIDATION OF SPECIAL PURPOSE ENTITIES, INCLUDING THOSE INVOLVING COLLATERALIZED DEBT OBLIGATIONS, STRUCTURED LOAN TRUSTS, MUTUAL FUNDS, HEDGE FUNDS AND LIMITED PARTNERSHIPS THAT THE COMPANY MANAGES AND/OR INVESTS IN, WHICH COULD AFFECT BOTH THE COMPANY'S BALANCE SHEET AND RESULTS OF OPERATIONS; AND OUTCOMES IN LITIGATION. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND ITS OTHER REPORTS FILED WITH THE SEC.